Exhibit 23.2

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the incorporation by reference in this Registration Statement of DPW Holdings, Inc. (formerly known as Digital Power Corporation) on Form S-8 of our report dated April 10, 2017, with respect to our audit of the consolidated financial statements of DPW Holdings, Inc. as of December 31, 2016 and for the year then ended, appearing in the Annual Report on Form 10-K of DPW Holdings, Inc. for the year ended December 31, 2016.

/s/ Marcum llp

Marcum llp
New York.  NY
January 9, 2018